Exhibit 99.1
The CATO Corporation
NEWS RELEASE
FOR IMMEDIATE RELEASE
For Further Information Contact:
John R. Howe
Executive Vice President
Chief Financial Officer
704-551-7315
CATO REPORTS APPOINTMENT OF NEW BOARD MEMBER
Charlotte, NC (September 2, 2009) — The Cato Corporation (NYSE: CTR) reported that on August 27, 2009 the Board of Directors appointed Mr. Bryan F. Kennedy, III to fill a vacancy on the Board effective September 1, 2009.
Mr. Kennedy is President and Chief Executive Officer of Park Sterling Bank. Mr. Kennedy currently serves on the board of Park Sterling Bank and as Chairman of the Board of Hospice and Palliative Care-Charlotte Region.
“We are pleased to welcome Bryan to our Board of Directors,” said John Cato, Chairman, President, and Chief Executive Officer. “He brings experience and knowledge that will make him a valuable addition.”
The Cato Corporation is a leading specialty retailer of value-priced women’s fashion apparel operating two divisions, “Cato” and “It’s Fashion”. The Company’s Cato division offers exclusive merchandise with fashion and quality comparable to mall specialty stores at low prices every day. The It’s Fashion division offers fashion with a focus on the latest trendy styles and nationally recognized urban brands for the entire family at low prices every day. Additional information on The Cato Corporation is available at www.catocorp.com.
8100 Denmark Road
P.O. Box 34216
Charlotte, NC 28234
(704) 554-8510
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